Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES THIRD QUARTER 2022 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Friday, November 4, 2022 at
12:00 p.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, November 3, 2022 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the third quarter ended September 30, 2022.

BUSINESS UPDATE
The Company continues to execute on its business strategy to focus on residential real estate investments and to take actions to strengthen its balance sheet:
•In July 2022, effected a 1-for-10 reverse stock split, which is reflected retroactively in all prior share numbers herein;
•Also, in July 2022, completed its fourth securitization of $402.2 million of Residential Whole Loans, securing $351.9 million of long-term fixed rate financing;
•For the three months ended September 30, 2022, received $41.3 million from the sale or repayment of Residential Whole Loans;
•For the three months ended September 30, 2022, received $24.6 million from the repayment or paydown of Commercial Whole Loans and Non-Agency CMBS; and
•For the three months ended September 30, 2022, repurchased $1.0 million aggregate principal amount of its outstanding 6.75% Convertible Senior Unsecured Notes due in 2022 ("2022 Notes") at par value. Subsequently, the remaining $26.0 million were repurchased upon maturity on October 3, 2022.

In August 2022, the Company also announced that its Board of Directors has authorized a review of strategic alternatives for the Company aimed at enhancing shareholder value, which may include a sale or merger of the Company. JMP Securities, A Citizens Company, has been retained as exclusive financial advisor to the Company. No assurance can be given that the review being undertaken will result in a sale, merger, or other transaction involving the Company, and the Company has not set a timetable for completion of the review process. The Company does not intend to make any further statements regarding this process unless and until a definitive agreement for a transaction has been reached, or until the process of exploring strategic alternatives has ended.

For further information, interested parties may contact Tosh Chandra, Managing Director at JMP Securities, A Citizens Company (phone: +1 (212) 906-3500; email: tchandra@jmpsecurities.com).

THIRD QUARTER 2022 FINANCIAL RESULTS
The rising and volatile interest rate environment negatively impacted our third quarter GAAP financial results. Key measures for the quarter were as follows:
▪GAAP book value per share was $16.22 at September 30, 2022.
▪Economic book value(1) per share of $19.25 at September 30, 2022.
▪GAAP net loss attributable to common shareholders and participating securities of $40.0 million, or $6.63 per share.
▪Distributable Earnings of $2.3 million, or $0.37 per basic and diluted share.
▪Economic return(2) on GAAP book value was negative 28.4% for the quarter.
▪Economic return(2) on economic book value was negative 20.0% for the quarter.

▪1.26% annualized net interest margin(3)(4) on our investment portfolio.
▪Recourse leverage was 3.3x as of September 30, 2022, which improved to 3.1x after the retirement of the 2022 Notes in October 2022.
▪Unrestricted cash balance of $28.6 million at October 3, 2022, after the retirement of the 2022 Notes.
▪On September 22, 2022, we declared a third quarter common dividend of $0.40 per share.
1.Economic book value is a non-GAAP financial measure. Refer to page 19 of this press release for the reconciliation of GAAP book value to non-GAAP economic book value.
2.Economic return is calculated by taking the sum of, (i) the total dividends declared, and (ii) the change in book value during the period and dividing by the beginning book value.
3.Includes interest-only securities accounted for as derivatives.
4.Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“Our financial results were again impacted by the ongoing challenges of interest rate volatility and fluctuating credit spreads during the third quarter” said Bonnie Wongtrakool, Chief Executive Officer of the Company. “In addition, we significantly adjusted down the fair value on our non-performing commercial loan holding in light of a foreclosure action consummated by a senior lender. As a result, our GAAP book value per share, declined 30.2% from the prior quarter, while economic book value per share declined 21.7%. While we generated slightly higher net interest income during the quarter as a result of lower prepayments on our residential portfolio, our operating expenses for the quarter were moderately higher. Consequently, our distributable earnings of $2.3 million, or $0.37 per share, in the third quarter, were down $0.4 million from the second quarter.”

“During the third quarter, we focused on strengthening our balance sheet and increasing our liquidity. We received approximately $75.0 million from the sale, repayment or paydowns of investments and used these proceeds to further reduce debt and build our cash balances, including the full retirement of our 2022 Notes, which occurred on October 1, 2022. We are confident that we have sufficient liquidity to retire additional recourse debt and continue executing on our investment strategy,” Ms. Wongtrakool added.

Greg Handler, Chief Investment Officer of the Company, added, “We continue to focus on maximizing the value of our portfolio and increasing our total liquidity. During the quarter, we received payoffs and paydowns from our commercial holdings, as well as from certain residential investments. While spread widening put further pressure on the value of our portfolio, we remain focused on monetizing our commercial holdings in a disciplined manner in order to continue strengthening our balance sheet and improving our liquidity.”

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	September 30, 2022	June 30, 2022
	($ in thousands)
Net Interest Income	$5,699	$6,235
Other Income (Loss):
Realized gain (loss), net	(35)	(45,661)
Unrealized gain (loss), net	(43,582)	16,185
Gain (loss) on derivative instruments, net	4,882	4,781
Other, net	(61)	(46)
Other Income (Loss)	(38,796)	(24,741)
Total Expenses	6,645	3,927
Income (loss) before income taxes	(39,742)	(22,433)
Income tax provision (benefit)	266	(46)
Net income (loss)	$(40,008)	$(22,387)
Net income (loss) attributable to non-controlling interest	2	—
Net income (loss) attributable to common stockholders and participating securities	$(40,010)	$(22,387)

Net income (loss) per Common Share – Basic/Diluted	$(6.63)	$(3.71)
Non-GAAP Results
Distributable Earnings(1)	$2,250	$2,650
Distributable Earnings per Common Share – Basic/Diluted(2)	$0.37	$0.44
Weighted average yield(3)(4)	4.70%	4.30%
Effective cost of funds(4)	3.90%	3.60%
Annualized net interest margin(3)(4)	1.26%	1.25%
1.    For a reconciliation of GAAP Income to Distributable Earnings, refer to page 17 of this press release.
2.    Presentation adjusted for effect of 1-for-10 reverse stock split subsequent to 6/30/2022.
3.    Includes interest-only securities accounted for as derivatives.
4.    Excludes the consolidation of VIE trusts required under GAAP.

INVESTMENT PORTFOLIO

Investment Activity

As of September 30, 2022, the Company owned an aggregate investment portfolio with a fair market value totaling $2.5 billion. The following table summarizes certain characteristics of our portfolio by investment category as of September 30, 2022 (dollars in thousands):

	Balance at		Loan Modification/Capitalized Interest	Principal Payments and Basis Recovery	Proceeds from Sales	Transfers to REO	Realized Gain/(Loss)	Unrealized Gain/(loss)	Premium and discount amortization, net	Balance at
Investment Type	December 31, 2021	Purchases								September 30, 2022
Agency RMBS and Agency RMBS IOs	$1,172	$—	N/A	$(124)	$—	N/A	$—	$(328)	$—	$720
Non-Agency RMBS	27,769	39,952	N/A	(875)	(27,729)	N/A	(1,170)	(8,420)	159	29,686
Non-Agency CMBS	105,358	—	N/A	(5,705)	(10,152)	N/A	(43,934)	42,869	386	88,822
Other securities(1)	51,648	—	N/A	—	(4,406)	N/A	(478)	(8,677)	223	38,310
Total MBS and other securities	185,947	39,952	N/A	(6,704)	(42,287)	N/A	(45,582)	25,444	768	157,538
Residential Whole Loans	1,023,502	411,917	79	(193,363)	(11,735)	—	(33)	(125,482)	(5,260)	1,099,625
Residential Bridge Loans	5,428	—	—	(250)	—	—	—	(58)	—	5,120
Commercial Loans	130,572	—	—	(20,593)	—	—	—	(19,876)	—	90,103
Securitized commercial loans	1,355,808	—	—	—	—	—	—	(203,828)	19,934	1,171,914
Real Estate Owned	43,607	—	N/A	—	(54,681)	—	12,198	—	N/A	1,124
Total Investments	$2,744,864	$451,869	$79	$(220,910)	$(108,703)	$—	$(33,417)	$(323,800)	$15,442	$2,525,424

Portfolio Characteristics

Residential Real Estate Investments

The Company's focus on residential real estate related investments will include but is not limited to non-qualified residential whole loans ("Non-QM Loans"), non-agency RMBS, and other related assets. The Company believes this focus will allow it to address attractive market opportunities.

Residential Whole Loans

The Company's Residential Whole Loans have low LTV's and are comprised of 2,990 Non-QM adjustable rate mortgages and five investor fixed rate mortgages. The following table presents certain information about our Residential Whole Loans investment portfolio at September 30, 2022 (dollars in thousands):

			Weighted Average
Current Coupon Rate	Number of Loans	Principal Balance	Original LTV	Original FICO Score(1)	Expected Life (years)	Contractual Maturity (years)	Coupon Rate
2.01% – 3.00%	40	$22,510	66.3%	758	9.2	28.5	2.9%
3.01% – 4.00%	431	224,994	65.7%	758	7.3	28.5	3.7%
4.01% – 5.00%	1,372	467,195	64.0%	749	5.8	26.2	4.6%
5.01% – 6.00%	902	366,708	65.8%	742	5.1	27.1	5.4%
6.01% – 7.00%	235	103,067	70.3%	742	3.9	28.8	6.4%
7.01% - 8.00%	15	5,852	75.1%	731	3.2	29.4	7.4%
Total	2,995	1,190,326	65.5%	748	5.8	27.2	4.8%

1.    The original FICO score is not available for 236 loans with a principal balance of approximately $77.7 million at September 30, 2022. We have excluded these loans from the weighted average.

The following table presents the aging of the Residential Whole Loans as of September 30, 2022:

	Residential Whole Loans
	No of Loans	Principal	Fair Value
Current	2,985	$1,184,619	$1,094,291
1-30 days	3	2,448	2,324
31-60 days	—	—	—
61-90 days	—	—	—
90+ days	7	3,259	3,010
Total	2,995	$1,190,326	$1,099,625
Non-Agency RMBS

The following table presents the fair value and weighted average purchase price for each of our Non-agency RMBS categories, including IOs accounted for as derivatives, together with certain of their respective underlying loan collateral attributes and current performance metrics as of September 30, 2022 (fair value dollars in thousands):

		Weighted Average
Category	Fair Value	Purchase Price	Life (Years)	Original LTV	Original FICO	60+ Day Delinquent	CPR
Prime	$12,865	$79.89	12.1	67.8%	748	5.0%	18.0%
Alt-A	16,821	63.55	14.3	74.5%	675	11.8%	12.6%
Total	$29,686	$70.63	13.3	71.6%	707	8.8%	15.0%

Commercial Real Estate Investments

Non-Agency CMBS

The following table presents certain characteristics of our Non-Agency CMBS portfolio as of September 30, 2022 (dollars in thousands):

		Principal		Weighted Average
Type	Vintage	Balance	Fair Value	Life (Years)	Original LTV
Conduit:
	2006-2009	$76	$75	0.6	88.7%
	2010-2020	14,982	10,490	6.4	62.3%
		15,058	10,565	6.4	62.5%
Single Asset:
	2010-2020	95,057	78,257	1.2	65.5%
Total		$110,115	$88,822	1.9	65.1%

Commercial Loans

The following table presents our commercial loan investments as of September 30, 2022 (dollars in thousands):

Loan	Loan Type	Principal Balance	Fair Value	Original LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographic Location
CRE 3	Interest-Only Mezzanine loan	$90,000	$8,777	58%	1-Month LIBOR plus 9.25%	6/29/2021	None(1)	Entertainment and Retail	NJ
CRE 4(2)	Interest-Only First Mortgage	22,204	22,204	63%	1-Month LIBOR plus 3.02%	8/6/2025(2)	None	Retail	CT
CRE 5	Interest-Only First Mortgage	24,535	24,405	62%	1-Month LIBOR plus 3.75%	11/6/2022	One-Year Extension	Hotel	NY
CRE 6	Interest-Only First Mortgage	13,207	13,136	62%	1-Month LIBOR plus 3.75%	11/6/2022	One-Year Extension	Hotel	CA
CRE 7	Interest-Only First Mortgage	7,259	7,220	62%	1-Month LIBOR plus 3.75%	11/6/2022	One-Year Extension	Hotel	IL, FL
SBC 3(3)	Interest-Only First Mortgage	14,362	14,361	49%	1-Month LIBOR plus 4.35%	1/6/2023	None	Nursing Facilities	CT
		$171,567	$90,103

1.    CRE 3 is in default and not eligible for an extension.
2. CRE 4 was granted a 3 year extension through August 6, 2025, with a principal pay down of $16.2 million.
3. During July 2022, the SBC 3 loan was granted a six month extension through January 6, 2023, with a 25 bps increase in rate and a 25 bps extension fee.

Commercial Loan Payoffs

On September 16, 2022, CRE 8, which had an outstanding principal balance of $4.4 million collateralized by assisted living facilities, was paid off in full.

Non-Performing Commercial Loan

The impact of the COVID-19 pandemic has adversely impacted a broad range of industries in which our commercial loan borrowers operate and could impair their ability to fulfill their financial obligations to us, most significantly retail and hospitality assets. All but the one loan discussed below remain current.

CRE 3 Loan

As of September 30, 2022, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million secured by an indirect pledge of equity in the mortgage borrower and owner of a retail facility was non-performing and past its maturity date of June 29, 2021. Interest payments on this loan were received from a reserve that was exhausted in May 2021. On October 25, 2022, the senior mezzanine lender notified the Company that it had consummated a strict foreclosure under the Uniform Commercial Code of its equity interest in the mortgage borrower and owner of the property, which had the effect of foreclosing out the Company’s subordinate pledge of equity in the retail facility owner that served as collateral for the junior mezzanine loan. As a result, the Company’s junior mezzanine loan remains outstanding but without the benefit of the primary collateral supporting the loan. The Company continues to benefit from certain corporate and personal guarantees with respect to its loan and has certain rights to excess proceeds generated by two other large retail and entertainment properties owned by the borrower in Canada and the American Midwest. As a result of the foreclosure noted above, the Company has marked down the value of its investment in the CRE 3 junior mezzanine loan from $26.9 million at June 30, 2022 to $8.8 million at September 30, 2022. The Company is currently exploring all available measures to maximize its recovery with respect to this loan, but if none of these measures is successful, the Company could experience a total loss of its investment, which would result in an $8.8 million reduction in the Company’s book value. There can be no assurance that the Company will be able to obtain any recovery with respect to such loan. Refer to Note 6 - Commercial Loans in the Company's 10-Q for the quarter ended September 30, 2022 for additional details.

Commercial Real Estate Owned

In February 2022, the Company along with other Hotel REO investors, sold the unencumbered hotel property which was foreclosed on in the third quarter of 2021 for $55.9 million. The Company and the other investors fully recovered their aggregate initial investment of $42.0 million. The Company and the other investors recognized a gain on sale of approximately $12.2 million.

PORTFOLIO FINANCING AND HEDGING

Financing

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of September 30, 2022 (dollars in thousands):

Securities Pledged	Repurchase Agreement Borrowings	Weighted Average Interest Rate on Borrowings Outstanding at end of period	Weighted Average Remaining Maturity (days)
Short-Term Borrowings:
Agency RMBS	$317	3.15%	32
Non-Agency RMBS(1)	54,228	6.17%	88
Residential Whole Loans (2)	778	5.40%	11
Residential Bridge Loans (2)	2,895	5.60%	11
Commercial Loans (2)	5,630	6.18%	11
Other Securities	1,966	5.75%	17
Total short term borrowings	65,814	6.11%	75
Long Term Borrowings:
Non-Agency CMBS and Non-Agency RMBS Facility
Non-Agency CMBS (1)	55,155	2.28%	214
Non-Agency RMBS	21,943	2.28%	214
Other Securities	23,948	2.28%	214
Subtotal	101,046	2.28%	214
Residential Whole Loan Facility
Residential Whole Loans (2)	4,049	5.11%	35
Commercial Whole Loan Facility
Commercial Loans	48,032	4.55%	35
Total long term borrowings	153,127	3.07%	153
Repurchase agreements borrowings	$218,941	3.98%	130

1.Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.
2.    Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.

Residential Whole Loan Facility

As of September 30, 2022, the Company had outstanding borrowings of $4.0 million, with a weighted average interest rate of 5.11%. The borrowings are secured by $5.8 million in non-QM loans. On October 26, 2022, the Company amended and extended the maturity date of the facility to October 25, 2023.

Commercial Whole Loan Facility

As of September 30, 2022, the Company had approximately $48.0 million in borrowings, with a weighted average interest rate of 4.55% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $67.0 million as of September 30, 2022. On October 26, 2022, the Company amended and extended the maturity date of the facility to November 3, 2023.

Non-Agency CMBS and Non-Agency RMBS Facility

As of September 30, 2022, the outstanding balance under the Company's Non-Agency CMBS and Non-Agency RMBS financing facility was $101.0 million with a weighted average interest rate of 2.28%. The borrowing is secured by investments with an estimated fair market value of $152.1 million as of September 30, 2022. On May 2, 2022, the Company extended the maturity date of the facility for one-year to May 2, 2023.
Convertible Senior Unsecured Notes

2022 Notes

As of September 30, 2022, we had $26.0 million of the 2022 Notes outstanding. The 2022 Notes were repaid in full upon their maturity on October 3, 2022.

2024 Notes

As of September 30, 2022, we had $86.3 million aggregate principal amount of the 2024 Notes outstanding. The 2024 notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by us except during the final three months prior to maturity.

Residential Mortgage-Backed Notes

The Company has completed four Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $1.1 billion of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at September 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$176,628	3.3%	$176,628	4/25/2049
Class A-2	9,473	3.5%	9,473	4/25/2049
Class A-3	15,007	3.8%	15,007	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	226,163		226,163
Less: Unamortized Deferred Financing Cost	N/A		2,830
Total	$226,163		$223,333

The Company retained the subordinate bonds and these bonds had a fair market value of $28.9 million at September 30, 2022. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at September 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$77,393	1.7%	$77,393	3/25/2055
Class A-1B	9,184	2.1%	9,184	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	129,797		129,797
Less: Unamortized Deferred Financing Costs	N/A		1,665
Total	$129,797		$128,132

The Company retained the subordinate bonds and these bonds had a fair market value of $19.3 million at September 30, 2022. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Arroyo 2022-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2022-1 securitization trust at September 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Offered Notes:
Class A-1A	$218,530	2.5%	$199,526	12/25/2056
Class A-1B	82,942	3.3%	69,669	12/25/2056
Class A-2	21,168	3.6%	16,617	12/25/2056
Class A-3	28,079	3.7%	21,312	12/25/2056
Class M-1	17,928	3.7%	12,814	12/25/2056
Total	$368,647		$319,938

The Company retained the subordinate bonds and these bonds had a fair market value of $32.0 million at September 30, 2022. The retained Arroyo 2022-1 subordinate bonds are eliminated in consolidation.

Arroyo 2022-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2022-2 securitization trust at September 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Offered Notes:
Class A-1	$273,691	5.0%	$263,315	7/25/2057
Class A-2	23,297	5.0%	21,916	7/25/2057
Class A-3	28,388	5.0%	26,398	7/25/2057
Class M-1	17,694	5.0%	15,097	7/25/2057
Subtotal	343,070		326,726
Less: Unamortized Deferred Financing Costs	N/A		—
Total	$343,070		$326,726

The Company retained the subordinate bonds and these bonds had a fair market value of $41.2 million at September 30, 2022. The retained Arroyo 2022-2 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at September 30, 2022 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$109,867	9/11/2025
Class A-2	531,700	4.0%	482,628	9/11/2025
Class B	136,400	4.2%	119,584	9/11/2025
Class C	94,500	4.3%	79,772	9/11/2025
Class D	153,950	4.4%	122,083	9/11/2025
Class E	180,150	4.4%	132,952	9/11/2025
Class F	153,600	4.4%	104,961	9/11/2025
Class X-1(1)	N/A	0.5%	8,268	9/11/2025
Class X-2(1)	N/A	—%	1,618	9/11/2025
	$1,370,691		$1,161,733

1.    Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of September 30, 2022, respectively.

The above table does not reflect the portion of the Class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the Class F bonds represents a controlling financial interest, which resulted in consolidation of the trust. The bond had a fair market value of $10.2 million at September 30, 2022. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at September 30, 2022, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at September 30, 2022 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Interest rate swaps, asset	$152,000	$262
Total derivative instruments, assets		262

Total derivative instruments, liabilities		—
Total derivative instruments, net		$262

DIVIDEND

For the quarter ended September 30, 2022, we declared a $0.40 dividend per share, generating a dividend yield of approximately 14.3% based on the stock closing price of $11.19 on September 30, 2022.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, November 4, 2022 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the third quarter 2022. Due to the pending strategic alternative review process, the Company will limit the conference call to its prepared remarks and will not be conducting a question and answer session during the call.

Individuals interested in listening to the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10171772/f4a70b6864 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through November 11, 2022 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 7984320. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Non-Agency RMBS and to a lesser extent GSE Risk Transfer Securities, Commercial Loans, Non-Agency CMBS, Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation; changes in interest rate, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, general economic conditions, market conditions, conditions in the market for mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including distributable earnings, distributable earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2022	June 30, 2022
Assets:
Cash and cash equivalents	$55,352	$15,878
Restricted cash	251	257
Agency mortgage-backed securities, at fair value ($233 and $264 pledged as collateral, at fair value, respectively)	720	785
Non-Agency mortgage-backed securities, at fair value ($109,607 and $116,331 pledged as collateral, at fair value, respectively)	118,508	125,294
Other securities, at fair value ($38,310 and $40,534 pledged as collateral, at fair value, respectively)	38,310	40,534
Residential Whole Loans, at fair value ($1,099,625 and $1,195,853 pledged as collateral, at fair value, respectively)	1,099,625	1,195,853
Residential Bridge Loans, at fair value ($5,120 and $5,095 pledged as collateral, at fair value, respectively)	5,120	5,095
Securitized commercial loans, at fair value	1,171,914	1,243,371
Commercial Loans, at fair value ($81,326 and $101,487 pledged as collateral, at fair value, respectively)	90,103	128,421
Investment related receivable	8,720	11,952
Interest receivable	11,324	12,538
Due from counterparties	3,215	5,789
Derivative assets, at fair value	262	1,748
Other assets	2,881	3,734
Total Assets (1)	$2,606,305	$2,791,249

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$218,941	$555,076
Convertible senior unsecured notes, net	109,162	109,661
Securitized debt, net ($1,808,397 and $1,574,468 at fair value and $155,135 and $164,264 held by affiliates, respectively)	2,159,862	1,962,787
Interest payable (includes $694 and $699 on securitized debt held by affiliates, respectively)	10,460	10,740
Investment related payables	—	—
Due to counterparties	—	360
Derivative liability, at fair value	—	1,872
Accounts payable and accrued expenses	3,887	3,585
Payable to affiliate	3,353	3,978
Dividend payable	2,415	2,415
Other liabilities	262	437
Total Liabilities (2)	2,508,342	2,650,911

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 50,000,000 shares authorized, 6,038,010 and 6,038,010 outstanding, respectively	60	60
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 57,981 and 57,981 shares held, respectively	(1,665)	(1,665)
Additional paid-in capital	919,106	918,974
Retained earnings (accumulated deficit)	(819,553)	(777,095)
Total Stockholders’ Equity	97,948	140,274
Non-controlling interest	15	64
Total Equity	97,963	140,338
Total Liabilities and Equity	$2,606,305	$2,791,249

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2022	June 30, 2022
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$236	$—
Restricted Cash	251	257
Residential Whole Loans, at fair value ($1,099,625 and $1,195,853 pledged as collateral, at fair value, respectively)	1,099,625	1,195,853
Residential Bridge Loans, at fair value ($5,120 and $5,095 pledged as collateral, at fair value, respectively)	5,120	5,095
Securitized commercial loans, at fair value	1,171,914	1,243,371
Commercial Loans, at fair value ($14,361 and $14,398 pledged as collateral, at fair value, respectively)	14,361	14,398
Investment related receivable	8,674	11,906
Interest receivable	10,191	11,506
Other assets	—	—
Total assets of consolidated VIEs	$2,310,372	$2,482,386

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,808,397 and $1,574,468 at fair value and $155,135 and $164,264 held by affiliates, respectively)	$2,159,862	$1,962,787
Interest payable (includes $694 and $699 on securitized debt held by affiliates, respectively)	8,209	6,901
Accounts payable and accrued expenses	69	70
Other liabilities	251	257
Total liabilities of consolidated VIEs	$2,168,391	$1,970,015

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	September 30, 2022	June 30, 2022
Net Interest Income
Interest income	$41,406	$39,577
Interest expense	35,707	33,342
Net Interest Income	5,699	6,235

Other Income (Loss)
Realized gain (loss), net	(35)	(45,661)
Unrealized gain (loss), net	(43,582)	16,185
Gain (loss) on derivative instruments, net	4,882	4,781
Other, net	(61)	(46)
Other Income (Loss)	(38,796)	(24,741)

Expenses
Management fee to affiliate	850	1,002
Other operating expenses	343	262
Transaction costs	2,635	344
General and administrative expenses:
Compensation expense	515	130
Professional fees	1,626	1,552
Other general and administrative expenses	676	637
Total general and administrative expenses	2,817	2,319
Total Expenses	6,645	3,927

Income (loss) before income taxes	(39,742)	(22,433)
Income tax provision (benefit)	266	(46)
Net income (loss)	(40,008)	(22,387)
Net (loss) income attributable to non-controlling interest	2	—
Net income (loss) attributable to common stockholders and participating securities	$(40,010)	$(22,387)

Net income (loss) per Common Share – Basic	$(6.63)	$(3.71)
Net income (loss) per Common Share – Diluted	$(6.63)	$(3.71)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings
(in thousands—except share and per share data)
(Unaudited)

Distributable Earnings (formerly referred to as Core Earnings) is a non-GAAP financial measure that is used by us as a key metric to evaluate the effective yield of the portfolio. Distributable Earnings allows us to reflect the net investment income of our portfolio as adjusted to reflect the net interest rate swap interest expense. Distributable Earnings allows us to isolate the interest expense associated with our interest rate swaps in order to monitor and project our borrowing costs and interest rate spread. It is one metric of several used in determining the appropriate distributions to our shareholders

The table below reconciles Net Income to Distributable Earnings for the three months ended September 30, 2022, and June 30, 2022:

	Three months ended
(dollars in thousands)	September 30, 2022	June 30, 2022
Net income (loss) attributable to common stockholders and participating securities	$(40,010)	$(22,387)
Income tax provision (benefit)	266	(46)
Net income (loss) before income taxes	(39,744)	(22,433)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	43,582	(16,185)
Realized (gain) loss on sale of investments	33	45,582
One-time transaction costs	2,632	336

Derivative Instruments:
Net realized (gain) loss on derivatives	(929)	(6,513)
Net unrealized (gain) loss on derivatives	(3,636)	1,498

Other:
Realized (gain) loss on extinguishment of convertible senior unsecured notes	2	79
Amortization of discount on convertible senior unsecured notes	209	216
Non-cash stock-based compensation	100	70
Total adjustments	41,994	25,083
Distributable earnings	$2,250	$2,650
Basic and diluted distributable earnings per common share and participating securities	$0.37	$0.44
Basic weighted average common shares and participating securities	6,038,010	6,038,010
Diluted weighted average common shares and participating securities	6,038,010	6,038,010

Alternatively, our Distributable Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	September 30, 2022	June 30, 2022
Net interest income	$5,699	$6,235
Interest income from IOs and IIOs accounted for as derivatives	11	12
Net interest income from interest rate swaps	298	(262)
Adjusted net interest income	6,008	5,985
Total expenses	(6,645)	(3,927)
Non-cash stock-based compensation	100	70
One-time transaction costs	2,632	336
Amortization of discount on convertible unsecured senior notes	209	216
Interest income on cash balances and other income (loss), net	(52)	(30)
Income attributable to non-controlling interest	(2)	—
Distributable Earnings	$2,250	$2,650

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

(dollars in thousands)	$ Amount	Per Share
GAAP Book Value at June 30, 2022	$140,274	$23.23
Common dividend	(2,416)	(0.40)
	137,858	22.83
Portfolio Income (Loss)
Net Interest Margin	5,946	0.98
Realized gain (loss), net	901	0.15
Unrealized gain (loss), net	(39,947)	(6.62)
Net portfolio income (loss)	(33,100)	(5.49)

Operating expenses	(1,192)	(0.20)
Transaction costs	(2,635)	(0.45)
General and administrative expenses, excluding equity based compensation	(2,717)	(0.45)
Provision for taxes	(266)	(0.04)
GAAP Book Value at September 30, 2022	$97,948	$16.22

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Arroyo 2019-2	7,574	1.25
Arroyo 2020-1	11,116	1.84
Arroyo 2022-1	(262)	(0.04)
Arroyo 2022-2	(118)	(0.02)
Economic Book Value at September 30, 2022	$116,258	$19.25

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,281,396)	(377.84)
Deconsolidation VIEs liabilities	2,168,088	359.07
Interest in securities of VIEs owned, at fair value	131,618	21.80
Economic Book Value at September 30, 2022	$116,258	$19.25

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation, however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (CSMC USA, Arroyo 2019-2, Arroyo 2020-1, Arroyo 2022-1 and Arroyo 2022-2) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC USA, Arroyo 2019-2, Arroyo 2020-1, Arroyo 2022-1 and Arroyo 2022-2). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended September 30, 2022, and June 30, 2022:

	Three months ended
	September 30, 2022		June 30, 2022
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$35,707	5.20%	$33,342	5.01%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs(1)	(21,132)	(6.60)%	(20,979)	(6.65)%
Net interest paid - interest rate swaps	(298)	(0.04)%	262	0.04%
Effective Cost of Funds	$14,277	3.90%	$12,625	3.60%
Weighted average borrowings	$1,452,090		$1,405,317
1.    Excludes third-party sponsored securitized debt interest expense.